UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN (Address of Principal Executive Offices)	55344 (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2026, each of Mika Grasso and Katharyn Field resigned, effective immediately, from the Board of Directors (the “Board”) of Nuwellis, Inc. (the “Company”).

Mr. Grasso resigned due to the matters set forth in his resignation letter, which details various disagreements with the Company, including the Company’s and its advisors’ alleged failure to timely provide him with certain information, such that he believes that he is no longer able to effectively fulfill his duties as a director. A copy of Mr. Grasso’s resignation letter delivered to the Board of Directors of the Company is filed herewith as Exhibit 17.1.

Ms. Field resigned due to the matters set forth in her resignation letter, which details various disagreements with the Company, including the Company’s and its advisors’ alleged failure to timely provide her with certain information, such that she believes that she is no longer able to effectively fulfill her duties as a director.  A copy of Ms. Field’s resignation letter delivered to the Board of Directors of the Company is filed herewith as Exhibit 17.2.

The Company and the continuing members of the Board disagree with the allegations made by Mr. Grasso and Ms. Field in their respective resignation letters and take exception to their characterizations of facts and their claimed conclusions. In their resignation letters both Mr. Grasso and Ms. Field make certain allegations against the Company’s management, other Board members and the Company’s advisors, which the Company believes contain numerous errors of fact, misleading speculations and malicious interpretations of certain factual events.

The Company is providing a copy of the disclosures contained in this Current Report on Form 8-K to each of Mr. Grasso and Ms. Field on the date which this Current Report on Form 8-K is being filed with the Securities and Exchange Commission.  The Company is also providing each of Mr. Grasso and Ms. Field with the opportunity to furnish the Company with a letter stating whether he or she agrees with the statements made by the Company in this Current Report on Form 8-K and, if not, the respects in which they do not agree. The Company will file any such letter received from Mr. Grasso and/or Ms. Field with the Securities and Exchange Commission as an exhibit by amendment to this Current Report on Form 8-K within two business days after receipt by the Company, if at all.

As a result of these resignations, on March 27, 2026, the Board determined to decrease the size of the Board from seven (7) to five (5) members, effective immediately.

CAUTIONARY NOTE

IN THE INTERESTS OF FULL AND COMPLETE DISCLOSURE, THE RESIGNATION LETTERS DELIVERED BY MR. GRASSO AND MS. FIELD ARE BEING FILED IN EXACTLY THE FORM IN WHICH THEY WERE PROVIDED TO THE COMPANY, WITHOUT REDACTION OR MODIFICATION OF ANY KIND. THE COMPANY WISHES TO EMPHASIZE THAT THE RESIGNATION LETTERS REFLECT ONLY THE THOUGHTS AND BELIEFS OF MR. GRASSO AND MS. FIELD, WHICH MAY OR MAY NOT CORRESPOND WITH THE THOUGHTS AND BELIEFS OF ANY REPRESENTATIVE OF THE COMPANY, AND MANY OF WHICH ARE EXPRESSLY CONTRARY TO THE THOUGHTS AND BELIEFS OF THE COMPANY’S MANAGEMENT AND THE BOARD AND TO THE FACTS RELEVANT TO THE VARIOUS ISSUES. AS A RESULT, THE COMPANY TAKES NO RESPONSIBILITY FOR THE CONTENTS OF THE RESIGNATION LETTERS, INCLUDING ANY RESPONSIBILITY THAT MAY ARISE IN CONNECTION WITH ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED IN THE RESIGNATION LETTERS. STOCKHOLDERS AND INVESTORS ARE STRONGLY ENCOURAGED TO RELY ONLY ON THE INFORMATION ABOUT THE COMPANY CONTAINED IN THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY’S MOST RECENT ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND CURRENT REPORTS ON FORM 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
17.1	Letter, dated March 26, 2026, to the Board of Directors of Nuwellis, Inc. from Mika Grasso
17.2	Letter, dated March 26, 2026, to the Board of Directors of Nuwellis, Inc. from Katharyn Field
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2026	NUWELLIS, INC.

	By:	/s/ John L. Erb
Name:	John L. Erb
Title:	President and Chief Executive Officer